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                                                                   EXHIBIT 23.10


                  Consent of Independent Public Accountants


As independent public accounts, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated May 7, 1999 for MAP, S.A. included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on July 9, 1999 and to all references to our Firm included in this registration statement.



                                          /s/ Barbier Frinault & Associes
                                              ARTHUR ANDERSEN



Paris, France
July 9, 1999